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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 10, 1999 relating to the financial statements and financial statement schedule, which appears in QUALCOMM Incorporated's Annual Report on Form 10-K for the year ended September 30, 1999.


/s/ PricewaterhouseCoopers LLP
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PRICEWATERHOUSECOOPERS LLP

San Diego, California
March 21, 2000